Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-286763) and Form S-8 (No. 333-259414, No. 333-233635, No. 333-192169, and No. 333-137943)  of MIND Technology, Inc. (the “Company”), of our report dated April 20, 2026, relating to the consolidated financial statements and schedule of the Company, appearing in this Annual Report on Form 10-K of the Company for the year ended January 31, 2026.

/s/ Baker Tilly US, LLP

Houston, Texas

April 20, 2026